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Exhibit 11

                    NAI TECHNOLOGIES, INC. AND SUBSIDIARIES
                                 (In thousands)

----------------------------------------------------------------------------------------
                                                                   Three Months Ended
                                                                     Jun 27,  Jun 28,
                                                                      1998      1997
----------------------------------------------------------------------------------------
Net Income (loss)                                                   ($2,553)   $   501

Average shares of common stock outstanding during the period          9,157      9,074

                                                                   ---------  ----------
Basic earnings (loss) per share                                     ($ 0.28)   $  0.06
                                                                   ========== ==========

Net Income (loss)                                                    (2,553)       501
Interest on Convertible Debt (Net of Taxes)                               0          0
Amortization of OID (Net of Taxes)                                        0          0
Amortization of Deferred Debt Expense (Net of Taxes)                      0          0
                                                                   ---------  ----------
Adjusted Net Income                                                  (2,553)       501
                                                                   ========== ==========

Average shares of common stock outstanding during the period          9,157      9,074
 Incremental shares from assumed exercise of stock options, stock
   warrants & employee stock purchase plan                                4      1,317
Dilution from Convertible Debt                                            0          0

Total shares used to calculate diluted EPS                            9,161     10,391

                                                                   ---------  ----------

Diluted earnings (loss) per share                                   ($ 0.28)   $  0.05
                                                                   ========== ==========








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Exhibit 11

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES
                                 (In thousands)



-----------------------------------------------------------------------------------------
                                                                      Six Months Ended
                                                                     Jun 27,    Jun 28,
                                                                      1998       1997
-----------------------------------------------------------------------------------------

Net Income (loss)                                                   ($2,379)   $   880

Average shares of common stock outstanding during the period          9,156      9,052

                                                                    --------   --------
Basic earnings (loss) per share                                     ($ 0.26)   $  0.10
                                                                    =========  ========

Net Income (loss)                                                    (2,379)       880
Interest on Convertible Debt (Net of Taxes)                               0          0
Amortization of OID (Net of Taxes)                                        0          0
Amortization of Deferred Debt Expense (Net of Taxes)                      0          0
                                                                    --------   --------
Adjusted Net Income                                                  (2,379)       880
                                                                    =========  ========

Average shares of common stock outstanding during the period          9,156      9,052
 Incremental shares from assumed exercise of stock options, stock
   warrants & employee stock purchase plan                                3      1,243
Dilution from Convertible Debt                                            0          0

Total shares used to calculate diluted EPS                            9,159     10,295

                                                                    --------   --------

Diluted earnings (loss) per share                                   ($ 0.26)   $  0.09
                                                                    =========  ========




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